Exhibit 99.1

Gabelli Expects to Report Third Quarter Earnings of $0.41 to $0.43 Per Diluted Share versus $0.41 Per Share

    RYE, N.Y.--(BUSINESS WIRE)--Oct. 5, 2004--

     But Lower Than Street Estimates of $0.48 Per Share, Shortfall
                Traceable to Drop in Investment Income
           Increases Stock Repurchase Plan by One Million Shares

    Gabelli Asset Management Inc. (NYSE: GBL) announced today preliminary estimates for the quarter ended September 30, 2004 of $0.41 to $0.43 per diluted share versus $0.41 per diluted share in the comparable 2003 quarter and approximately $0.06 to $0.07 below prevailing Street estimates. The shortfall is traceable to our "other income" account which reflects a loss in the third quarter of 2004 versus a profit in the prior year quarter resulting in a decrease of approximately $0.03 to $0.05 per share on year-to-year basis. Secondly, during the quarter, we had a clawback in incentive fees in our performance related products. As a result, we had a negative swing which crimped revenues by $2 million or around $0.02 per share on a year-to-year basis.
    Assets under management on September 30, 2004 were approximately $27.3 million, an increase of 17.7% versus the $23.2 million at the end of the third quarter 2004 and just below the $28.2 million on June 30, 2004. We will be issuing further details on our financial results towards the latter part of this month but we would like to point out that a 1% increase in short-term interest rates adds approximately $7 million to our other income on annual basis, all else being equal.
    The Board of Directors authorized the repurchase of an additional one million shares of its Class A Common Stock at such times, prices and amounts to be determined. After this additional authorization, there is approximately 1.5 million shares authorized to be repurchased under Gabelli's stock repurchase program. During the third quarter of 2004, we repurchased 287,900 shares representing an investment of approximately $11.6 million or $40.46 per share.
    The Board of Directors approved a changed payment date for the special $1.00 dividend announced on August 18, 2004 to November 30, 2004 from October 29, 2004. The new record date is November 15, 2004.
    Gabelli Asset Management Inc., through its subsidiaries, manages assets of private advisory accounts (GAMCO), mutual funds and closed-end funds (Gabelli Funds, LLC), and partnerships and offshore funds (Alternative Investment Group).

    SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    Our disclosure and analysis in this press release contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations. We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings. We are providing these statements as permitted by the Private Litigation Reform Act of 1995. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

    CONTACT: Gabelli Asset Management
             Michael R. Anastasio, 914/921-5147
             www.gabelli.com